Exhibit 99.1

                  Reliance Steel & Aluminum Co. Signs
        Agreement to Acquire Flat Rock Metal Processing L.L.C.

    LOS ANGELES--(BUSINESS WIRE)--Feb. 28, 2006--Reliance Steel & Aluminum Co. (NYSE:RS) announced today that its subsidiary, Precision Strip, Inc., has signed an agreement to acquire certain assets and business of Flat Rock Metal Processing L.L.C. based in Flat Rock, Michigan. Terms were not disclosed. The transaction is expected to be completed within 60 days, subject to the completion of due diligence. Flat Rock was founded in 2001 and is a privately held, toll processing company with facilities in Perrysburg, Ohio and Eldridge, Iowa.
    Upon completion of the acquisition, the two Flat Rock facilities will operate as Precision Strip locations that process and deliver carbon steel, aluminum and stainless steel products on a "toll" basis, processing the metal for a fee, without taking ownership of the metal. Precision Strip currently has facilities in Kenton, Middletown, Minster and Tipp City, Ohio; Anderson and Rockport, Indiana; Bowling Green, Kentucky and Talladega, Alabama. Precision Strip's customers include steel and aluminum mills as well as companies in the automotive, appliance, metal furniture and capital goods industries.
    Thomas A. Compton, President of Precision Strip, Inc., said, "This acquisition will expand our toll processing capabilities and strengthen our geographic presence in the Midwest. Additionally, it allows us to better serve and grow our existing customer base."
    Reliance Steel & Aluminum Co., headquartered in Los Angeles, California, is one of the largest metals service center companies in the United States. Through a network of more than 100 locations in 32 states and Belgium and South Korea, the Company provides value-added metals processing services and distributes a full line of over 90,000 metal products. These products include galvanized, hot-rolled and cold-finished steel; stainless steel; aluminum; brass; copper; titanium and alloy steel sold to more than 95,000 customers in various industries.
    Reliance and Earle M. Jorgensen Company filed an SEC Form S-4 Registration Statement and a preliminary proxy statement/prospectus on February 7, 2006, as amended. Investors and security holders are urged to read the proxy statement/prospectus that will be sent to Jorgensen stockholders regarding the proposed merger, when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement/prospectus, when it is available, and other documents filed by Reliance and Jorgensen with the Securities and Exchange Commission at the Commission's web site at www.sec.gov. The proxy statement/prospectus and these other documents may also be obtained, when available, free of charge from Reliance at www.rsac.com. Jorgensen stockholders should read the definitive proxy statement/prospectus carefully before making a decision concerning the merger.
    Reliance and Jorgensen, and their respective directors, executive officers and certain other of their employees, may be soliciting proxies from Jorgensen's stockholders in favor of the approval of the merger. Information regarding the persons who may, under SEC rules, be deemed to be participants in the solicitation of Jorgensen's stockholders in connection with the merger is set forth in Reliance's proxy statement for its 2005 annual meeting, filed with the SEC on April 15, 2005 and in Jorgensen's proxy statement for its 2005 annual meeting, filed with the SEC on July 21, 2005, and additional information will be set forth in the definitive proxy statement/prospectus referred to above when it is filed with the SEC.
    Reliance Steel & Aluminum Co.'s press releases and additional information are available on the Company's web site at www.rsac.com. The Company was named to the 2006 Forbes Platinum 400 List of America's Best Big Companies and was also named as one of "America's Most Admired Companies" listed in the diversified wholesaler's category in the March 7, 2005 issue of Fortune.
    This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which Reliance Steel & Aluminum Co. has no control. These risk factors and additional information are included in the Company's reports on file with the Securities and Exchange Commission.



    CONTACT: Reliance Steel & Aluminum Co.
             Kim P. Feazle
             Investor Relations
             713-610-9937
             213-576-2428
             kfeazle@rsac.com
             investor@rsac.com